UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005

THE OILGEAR COMPANY

(Exact name of Registrant as specified in its charter)

Wisconsin (State of Incorporation)	000-00822 (Commission File Number)	39-0514580 (I.R.S. Employer Identification No.)

2300 South 51st Street Post Office Box 343924 Milwaukee, Wisconsin (Address of principal executive offices)	53234-3924 (Zip Code)

(414) 327-1700
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Loan and Security Agreement
Foreign Accounts Loan and Security Agreement
Agreement for the Purchase of Debts
Plant & Machinery Loan Agreement
Stock Loan Agreement
All Assets Debenture
Demand Loan Facility Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On February 7, 2005, The Oilgear Company (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) dated as of January 28, 2005 by and among the Company, LaSalle Business Credit, LLC (“LaSalle”), and two of the Company’s wholly-owned subsidiaries, Oilgear Towler, S.A. (“Oilgear Spain”) and Oilgear Towler GmbH (“Oilgear Germany”). On the same date, the Company and LaSalle also entered into a Foreign Accounts Loan and Security Agreement dated as of January 28, 2005 (the “EXIM Loan Agreement”).

     The Loan Agreement provides the Company with a $12,000,000 revolving loan facility (subject to advance rates based on eligible accounts receivable and inventory, as well as reserves that may be established in LaSalle’s discretion), of which up to $10,000,000 may be used for the issuance of letters of credit. The Loan Agreement also provides term loans to the Company in the amounts of $2,050,000 (“Term Loan A”) and $4,700,000 (“Term Loan B”), respectively, as well as a $840,000 term loan to Oilgear Germany (“Term Loan C”) and a $1,860,000 term loan to Oilgear Spain (“Term Loan D”).

     The outstanding principal amount of the revolving loan is scheduled to mature on January 28, 2008 (the “Maturity Date”). The Loan Agreement provides, however, that it will automatically renew for successive one year terms unless either the Company or LaSalle elects not to renew, or the liabilities thereunder have been accelerated.

     Principal on Term Loan A amortizes in 60 equal monthly installments of $34,166.66; principal on Term Loan B amortizes in 120 equal monthly installments of $39,166.66; principal on Term Loan C amortizes in 120 equal monthly installments of $7,000; and principal on Term Loan D amortizes in 120 equal monthly installments of $15,5000. Mandatory prepayments of the term loans are required upon the sales of certain assets and from excess cash flow, if available.

     At the Company’s option: (i) the revolving loan bears interest (a) at one-half of one percent in excess of LaSalle’s announced prime rate (the “Prime Rate”) or (b) 350 basis points in excess of LIBOR and (ii) the term loans bear interest (x) at one percent in excess of the Prime Rate or (y) 400 basis points in excess of LIBOR. Upon the occurrence of an event of default, all loans bear interest at two percentage points in excess of the interest rate otherwise payable.

     The EXIM Loan Agreement provides the Company with up to $3,000,000 in revolving loans (subject to advance rates based on eligible accounts receivable and inventory in respect of sales made to non-US customers, and reserves that may be established at LaSalle’s discretion). The outstanding principal amount of these loans is scheduled to mature on the Maturity Date, but the EXIM Loan Agreement is subject to the same renewal terms described above with respect to the Loan Agreement. At the Company’s option, these loans bear interest at either one-half of one percent over the Prime Rate or 350 basis points in excess of LIBOR. Upon the occurrence of an event of default, the loans bear interest at two percentage points in excess of the interest rate otherwise payable.

     Both the Loan Agreement and the EXIM Loan Agreement are secured by a blanket lien against all of the Company’s assets (including intellectual property); a pledge by the Company of its shares or equity interests in its US, Spanish, German, French and Italian subsidiaries; guaranties from each of the foregoing subsidiaries (subject to dollar limitations for each of the non-US subsidiaries); and a real estate mortgage on the Company’s Wisconsin, Nebraska and Texas real property, as well as the real estate owned by its Spanish, German, French and Italian subsidiaries.

     The Loan Agreement and the EXIM Loan Agreement contain customary terms and conditions for asset-based facilities, including standard representations and warranties, affirmative and negative covenants, and events of default, including non-payment, insolvency, breaches of the terms of the respective loan agreements, change of control, and material adverse changes in the Company’s business operations. It also is an event of default under both of these loan agreements if David A. Zuege ceases to be the President and CEO of the Company.

     Also on February 7, 2005, the Company’s subsidiary in the United Kingdom, Oilgear Towler Limited (“Oilgear UK”), entered into a series of financing arrangements with Venture Finance PLC (“Venture Finance”). The Venture Finance facilities provide for aggregate loans to Oilgear UK of Pounds Sterling 2,500,000. These loans are apportioned among: (i) a Pounds Sterling 2,000,000 invoice discounting facility pursuant to an Agreement for the Purchase of Debts, (ii) a Pounds Sterling 250,000 equipment loan pursuant to a Plant & Machinery Loan Agreement and (iii) a Pounds Sterling 250,000 stock loan pursuant to a Stock Loan Agreement. The Venture facilities are each dated as of January 28, 2005 and have a stated maturity of three years.

     Loans under the Agreement for the Purchase of Debts bear a discount charge of either two percent over the base rate of Venture Finance’s bankers for prepayments in Pounds Sterling or two percent over Venture Finance’s cost of funds for prepayments in agreed currencies other than Pounds Sterling. Loans under the Plant & Machinery Loan Agreement and the Stock Purchase Agreement bear interest at 3 percent and 2.5 percent, respectively, above the base rate of Venture Finance’s bankers.

     All of the Venture Finance facilities contain standard representations and warranties, general covenants and events of default, including non-payment, breaches of the terms of the respective documents, and insolvency.

     Also on February 7, 2005, Oilgear UK entered into a demand loan facility with Barclays Bank PLC dated as of February 4, 2005 that provides loans of up to the lesser of Pounds Sterling 2,450,000 or 78% of the appraised value of certain assets. Although the Barclays facility is repayable on demand of the bank at any time, it currently is scheduled for review and renewal on August 15, 2005. The Barclays loan bears interest at 2.25 percent over LIBOR, and the outstanding principal amount thereof is to be repaid in a single payment on the renewal date. The Barclays facility is secured by a land charge over the land and buildings owned by Oilgear UK in Leeds, United Kingdom.

Item 1.02 Termination of Material Definitive Agreement.

     On February 7, 2005, the Company used a portion of the proceeds from the loan agreements described in Item 1.01 hereof to repay and terminate the Seventh Amended and Restated Credit Agreement dated as of March 22, 2004 (the “M&I Credit Agreement”) by and between the Company and M&I Marshall & Ilsley Bank (“M&I Bank”). Also on February 7, 2005 the Company gave notice pursuant to that certain Lease Agreement dated as of October 1, 1997 (the “Lease”) between the County of Dodge, Nebraska as lessor (the “Issuer”) and the Company as lessee, for a part of its facility in Fremont, Nebraska, that the Company will prepay all rental payments due under the Lease in whole in the principal amount of $1,200,000 plus accrued interest on March 21, 2005 (the “Redemption Date”). Concurrent with such prepayment, the Issuer and Wells Fargo Bank, National Association as Trustee (the “Trustee”) will redeem all County of Dodge, Nebraska Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (The Oilgear Company Project) (the “Bonds”), in whole at a redemption price of $1,200,000 plus accrued interest to the Redemption Date and without premium. The Bonds are secured by, and will be paid by a draw on an irrevocable direct-pay letter of credit issued by M&I Bank, and the Company’s obligation to reimburse M&I Bank for such draw is secured by funds deposited by the Company with M&I Bank as cash collateral. Upon payment of the Bonds in full, the Issuer will terminate and release its interest in the Lease and sell the equipment purchased with the proceeds of the Bonds to the Company for a nominal purchase price. Each of these transactions was in connection with and as a result of the Company’s entry into the new credit agreements described in Item 1.01, above. The termination did not result in any early termination penalty.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Each of the agreements described in Item 1.01 hereof constitutes a material direct financial obligation of the Company or its consolidated subsidiaries. The description included in Item 1.01 is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Loan and Security Agreement dated as of January 28, 2005, by and among the Company, LaSalle Business Credit, LLC, and two of the Company’s wholly-owned subsidiaries Oilgear Towler, S.A. and Oilgear Towler GmbH.

10.2	Foreign Accounts Loan and Security Agreement dated as of January 28, 2005, by and between the Company and LaSalle Business Credit, LLC.

10.3	Agreement for the Purchase of Debts dated as of January 28, 2005, by and between Oilgear Towler

Limited and Venture Finance PLC.

10.4	Plant & Machinery Loan Agreement dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC

10.5	Stock Loan Agreement dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC

10.6	All Assets Debenture dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC

10.7	Demand Loan Facility Agreement dated as of February 4, 2005 by and between Oilgear Towler Limited and Barclays Bank PLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY
Date: February 7, 2005	By:	/s/ Thomas J. Price
Thomas J. Price, Vice President
Chief Financial Officer and Secretary

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: February 7, 2005

Exhibit		Furnished
Number	Description	Herewith
10.1	Loan and Security Agreement dated as of January 28, 2005, by and among the Company, LaSalle Business Credit, LLC, and two of the Company’s wholly-owned subsidiaries Oilgear Towler, S.A. and Oilgear Towler GmbH.	X

10.2	Foreign Accounts Loan and Security Agreement dated as of January 28, 2005, by and between the Company and LaSalle Business Credit, LLC.	X

10.3	Agreement for the Purchase of Debts dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC.	X

10.4	Plant & Machinery Loan Agreement dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC	X

10.5	Stock Loan Agreement dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC	X

10.6	All Assets Debenture dated as of January 28, 2005, by and between Oilgear Towler Limited and Venture Finance PLC	X

10.7	Demand Loan Facility Agreement dated as of February 4, 2005 by and between Oilgear Towler Limited and Barclays Bank PLC	X